Exhibit 31.4

Certification of Principal Financial Officer

I, Jennifer Fulk, certify that:

(1) I have reviewed this Form 10-K/A of Talkspace, Inc.; and

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 28, 2023

By:	/s/ Jennifer Fulk
Jennifer Fulk
Chief Financial Officer (Principal Financial Officer)